Exhibit 99.1

News Release

CAMBRIDGE HEART ANNOUNCES PRELIMINARY FOURTH QUARTER 2007 REVENUE RESULTS

BEDFORD, MA – January 22, 2008 – Cambridge Heart, Inc. (OTCBB: CAMH), today announced its preliminary unaudited revenue results for the fourth quarter ended December 31, 2007. Based on preliminary results, the Company expects to report fourth quarter 2007 revenue of approximately $2.1 million and full-year 2007 revenue in excess of $10 million.

“During the fourth quarter we encountered new challenges as we moved to transition more of the selling process to the St. Jude Medical sales force, as well as identified opportunities to further hone our sales and marketing strategies for 2008,” stated Ali Haghighi-Mood, Chief Executive Officer of Cambridge Heart, Inc. “Cambridge Heart and St. Jude Medical continued to work to broaden the market’s awareness of MTWA within the medical community, and as previously stated the Company expects revenue to ramp in 2008 as we work to implement our sales and marketing initiatives.”

The Company expects to release fourth quarter earnings after market close on February 22, 2008. Further details regarding the conference call will be announced in the future.

The results announced today are preliminary and subject to change.

About Cambridge Heart, Inc.

Cambridge Heart (www.cambridgeheart.com) is engaged in the development and commercialization of products for the non-invasive diagnosis of cardiac disease, particularly the identification of those at risk of sudden cardiac arrest. The Company’s products incorporate its proprietary Microvolt T-Wave Alternans measurement technologies, coupled with its patented Spectral Analytic Method and ultra-sensitive disposable electrode sensors. Only Spectral Analytic Method MTWA tests are reimbursed by Medicare under its National Coverage Policy that covers patients with a wide variety of cardiac symptoms. Other major insurers in the U.S. also have coverage policies for the test. The T-Wave Alternans test is included in the Guideline for Management of Patients with Ventricular Arrhythmias and the Prevention of Sudden Cardiac Death jointly developed by the American College of Cardiology (ACC), the American Heart Association (AHA), and the European Society of Cardiology (ESC). The Company, founded in 1990, is based in Bedford, Massachusetts, and is traded on the OTCBB under the symbol CAMH.

Statements contained in this press release are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995.

In some cases, we use words such as “believes”, “expects”, “anticipates”, “plans”, “estimates”, “could”, and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements. Factors that may cause or contribute to such differences include failure to achieve broad market acceptance of our MTWA technology, failure of our sales and marketing partner to market our products effectively, inability to hire and retain qualified clinical applications specialists in our target markets, failure to obtain or maintain adequate levels of third-party reimbursement for use of our MTWA test, customer delays in making final buying decisions, decreased demand for our products, failure to obtain funding necessary to develop or enhance our technology, adverse results in future clinical studies of our technology, failure to obtain or maintain patent protection for our technology and other factors identified in our most recent Annual Report on Form 10-K under “Risk Factors”, which is on file with the SEC and available at www.EDGAR.com. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so except as may be legally necessary, even if our estimates should change.

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CONTACT:

Cambridge Heart, Inc.

Investor Relations

(781) 271-1200 x450

www.cambridgeheart.com